UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) has terminated George Zimmer from his position as Executive Chairman of the Company effective as of June 18, 2013.

Item 8.01   Other Events.

On June 19, 2013, the Company issued a press release announcing Mr. Zimmer’s termination and that, in light thereof, the Company is postponing its Annual Meeting of Shareholders, which had originally been scheduled for June 19, 2013, at 11:00 a.m. Pacific daylight time.  The purpose of the postponement is to re-nominate the existing slate of directors without Mr. Zimmer.

The Company expects to announce the rescheduled date, time and location of the postponed Annual Meeting shortly.  The Company will set a new record date, provide additional information with respect to the Annual Meeting in a supplement to its proxy statement to be filed with the Securities and Exchange Commission and commence a new solicitation with respect to the supplemented proxy materials.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit
Number	Description

99.1	Press Release of the Company dated June 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2013

THE MEN’S WEARHOUSE, INC.

	By:	/s/ KELLY M. DILTS
Kelly M. Dilts
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated June 19, 2013.